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                                                                   EXHIBIT 23.02



                       Consent of Independent Accountants

We consent to the incorporation by reference into the Quintiles Transnational Corp. Registration Statements on Form S-8 (Registration Nos. 33-91026, 33-16553 and 333-03603) and the Registration Statements on Form S-3 (Registration Nos. 333-19009 and 333-28919) of our report dated May 15, 1996, on our audits of the consolidated financial statements of BRI International, Inc. as of November 30, 1995 and 1994, and for the years then ended, which report is included in this Current Report on Form 8-K filed with the Securities and Exchange Commission.


                                           /s/ Coopers & Lybrand L.L.P.
                                           ----------------------------
                                               Coopers & Lybrand L.L.P.

Rockville, Maryland
October 17, 1997